Exhibit 3.2

Privileged & Confidential

BYLAWS

OF

JELD-WEN HOLDING, INC.

i

ii

BYLAWS

OF

JELD-WEN HOLDING, INC.

ARTICLE 1

SHAREHOLDERS’ MEETINGS

Section 1.1 Annual Meeting. The annual meeting of the shareholders will be held on the first Saturday in March of every year at the principal office of the Corporation or at such other time, date, or place as may be determined by the Board of Directors. At such meeting, the shareholders entitled to vote will elect a Board of Directors and transact such other business as may come before the meeting.

Section 1.2 Special Meetings. Special meetings of shareholders will be held at any time on call of (a) the Chairman of the Board, Chief Executive Officer, President or the Board of Directors, or (b) by the Secretary on demand in writing by shareholders of record holding (i) shares with at least ten percent (10%) of the voting power of the outstanding shares entitled to vote on any matter proposed to be considered at the special meeting and to the extent required by Section 7(e) of the Shareholders Agreement, dated October 3, 2011, between the Corporation, the Onex Shareholders (as defined therein) and the other shareholders parties thereto, as amended, or (ii) in the aggregate at least twenty percent (20%) of the voting power of the outstanding shares of Total Common Stock (as defined in the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”)) for the purpose of electing Common Directors, as contemplated by Section B(6) of Article VIII of the Certificate of Incorporation.

Section 1.3 Notice. Except as otherwise provided by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation), written notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at the shareholder’s address as it appears on the current shareholder records of the Corporation, with postage prepaid.

Section 1.4 Waiver of Notice. A shareholder may, at any time, waive any notice required by these Bylaws, the Certificate of Incorporation, or the DGCL. Except as otherwise provided by this Section 1.4, the waiver must be in writing and must be signed by the shareholder, or be submitted by electronic transmission, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder’s attendance in person or by proxy at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.5 Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder will be entitled to one vote, in person or by proxy, on each matter voted on at a shareholder’s meeting for each share of stock outstanding in such shareholder’s name on the records of the Corporation which is entitled to vote on such matter.

Section 1.6 Quorum; Vote Required. At any meeting of shareholders, the holders of a majority of the voting power of the outstanding shares entitled to vote at the meeting, represented in person or by proxies, will constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number is required by the DGCL or the Certificate of Incorporation. Election of directors is governed by Section 2.1 of these Bylaws. Unless otherwise provided in the Certificate of Incorporation, the holders of a majority of the voting power represented at a meeting of shareholders, whether or not a quorum, or the chairperson of the meeting may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the time, date, and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date for shareholders entitled to vote at the adjourned meeting is fixed.

Section 1.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by a written consent, or consents, to the extent permitted under the Certificate of Incorporation and the DGCL. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.1 Number and Election of Directors. Subject to the terms of the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a Majority of the Entire Board. Subject to the terms of the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of such directors. Subject to the terms of the Certificate of Incorporation, each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

Section 2.2 Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors, including a new directorship resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will serve for the unexpired term of the director’s predecessor in office, subject to prior death, resignation or removal.

Section 2.3 Annual Meeting. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

Section 2.4 Regular Meetings. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer, the Chairman of the Board of Directors, or by a majority of the Common Directors (as defined in the Certificate of Incorporation) then serving. Notice of each special meeting will be given to each director, either by oral notification or facsimile or electronic transmission not less than twenty-four (24) hours prior to the meeting or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director’s address appearing on the records of the Corporation not less than five (5) days prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

Section 2.6 Telephonic Meetings. The Board of Directors shall permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

Section 2.7 Waiver of Notice. A director may, at any time, waive any notice required by these Bylaws, the Certificate of Incorporation or the DGCL. Except as otherwise provided in this Section 2.7, the waiver must be in writing and must be signed by the director, or be submitted by electronic transmission, and must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director’s attendance at a meeting waives any required notice to such director, unless the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.8 Quorum. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws (a “Majority of the Entire Board”) will constitute a quorum for the transaction of business.

Section 2.9 Voting. The act of a majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws.

Section 2.10 Action Without Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11 Removal of Directors. Unless otherwise provided by the Certificate of Incorporation, the shareholders may remove any director from office, with or without cause.

Section 2.12 Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the President is so designated.

Section 2.13 Committees. Unless the Certificate of Incorporation provides otherwise, the Board of Directors may designate from among its members one or more committees. Each committee must consist of one or more directors and will have such powers and will perform such duties as may be lawfully delegated and assigned to the committee by the Board of Directors. Subject to the terms of the Certificate of Incorporation with respect to the Common Committee (as defined in the Certificate of Incorporation), except as expressly authorized by the Board of Directors or as provided in the Certificate of Incorporation, no committee will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h) below; (b) amending the Certificate of Incorporation, except as permitted by (j) below; (c) adopting a plan of merger; (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business; (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; (f) approving or proposing to shareholders other actions required to be approved by the shareholders; (g) approving a plan of merger which does not require shareholder approval; (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors; (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation’s stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee; (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee; (k) adopting, amending or repealing Bylaws for the Corporation; (l) filling vacancies on the Board of Directors or on any of its committees; or (m) taking any other action which the DGCL prohibits a committee of a board of directors to take. The provisions of Sections 2.4, 2.6, 2.7 and 2.10 of the Bylaws will also apply to all committees of the Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify, revise or alter such action, other than actions exclusively within the authority of the Common Committee, provided that no rights or acts of third parties will be affected by any such revision or alteration.

Section 2.14 Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board of Directors. The Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors and of the shareholders, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

ARTICLE 3

OFFICERS

Section 3.1 Composition. The officers of this Corporation will consist of at least a President and a Secretary and may also include a separate Chief Executive Officer, one or more Vice Presidents and a Treasurer and other officers and assistant officers. The President and Chief Executive Officer will be elected or appointed by the Board of Directors. Other officers and assistant officers and agents may be elected or appointed by the President. Any vacancies occurring in any office of this Corporation may be filled by the Board of Directors in the case of the President and the Chief Executive Officer, and by the President in the case of any other officer and assistant officer. Each officer will hold his or her office until his or her death, resignation or removal.

Section 3.2 Chief Executive Officer. In the absence of a Chairman of the Board, the Chief Executive Officer will preside at all meetings of the Board of Directors and of the shareholders. In addition, as and to the extent requested by the President, the Chief Executive Officer will (a) provide advice and guidance to the President regarding the policies and goals of the Corporation, (b) participate in representing the Corporation in interacting with governmental and regulatory bodies, political figures, customers, suppliers and trade organizations, and (c) provide such other assistance to the President as is consistent with the stature of a chief executive officer. The Chief Executive Officer shall oversee the operations of the Non-Core Assets (as defined in the Certificate of Incorporation) and have the authority to hire and fire employees and agents of the Non-Core Subsidiaries (as defined in the Amended and Restated Stock Purchase Agreement, dated July 29, 2011, between the Corporation and the Onex Shareholders (as defined therein), as amended) if such power has been delegated by the Common Committee (as defined in the Certificate of Incorporation). Except as provided in the preceding three sentences, the Chief Executive Officer will only have such authority, responsibility and duties as shall be specifically delegated to him or her by the Board of Directors or the President and shall not take any actions inconsistent therewith.

Section 3.3 President. The President will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the President will have the authority to hire and fire employees and agents of the Corporation (other than those of Non-Core Subsidiaries) and to take such other actions as the President deems to be necessary or appropriate to implement the policies, goals and directions of the Board of Directors. The President may sign any documents and instruments of the Corporation which require the signature of the President under the DGCL, the Certificate of Incorporation or these Bylaws. Unless otherwise provided by the Board of Directors, an “acting” or “interim” President will have all responsibilities and authority of the President.

Section 3.4 Vice President. A Vice President will have such responsibilities and authority as may be delegated by the President to such Vice President. If at any time there is more than one Vice President, the President may designate the order of seniority or the areas of responsibility of such Vice Presidents.

Section 3.5 Secretary. The Secretary will keep the minutes and records of all the meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the President.

Section 3.6 Treasurer. The Treasurer will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the President or in such other short-term investment vehicles as may from time to time be designated or approved by the President. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors and the President, and will perform such other duties as may be prescribed by the President. If the President elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

Section 3.7 Removal. The Board of Directors, at any meeting or any special meeting called for that purpose, may remove the Chief Executive Officer and the President from office with or without cause, and the President may remove any other officer or assistant officer (other than the Chief Executive Officer) with or without cause; provided, however, in each case that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.

ARTICLE 4

STOCK AND OTHER SECURITIES

Section 4.1 Certificates. Each holder of stock of this Corporation represented by certificates shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and which may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles.

Section 4.2 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the stock and other securities of the Corporation.

Section 4.3 Transfer. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4.6 of these Bylaws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

Section 4.5 Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 4.5 at the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.6 Lost Certificates. In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.

ARTICLE 5

CORPORATE SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

ARTICLE 6

AMENDMENTS

Unless otherwise provided in the Certificate of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors and by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

ARTICLE 7

SEVERABILITY

To the extent that any provision of these Bylaws is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of these Bylaws, and following any determination by a court of competent jurisdiction that any provision of these Bylaws is invalid or unenforceable, these Bylaws shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE 8

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE 8 or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.7 Nature of Rights. The rights conferred upon indemnitees in this ARTICLE 8 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE 8 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.